[Letterhead of AGCA, Inc.]


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use, in the current report on Post-effective Amendment 1 to Form S-1 of Advanced ID Corporation to be filed with the Securities and Exchange Commission on or about July 7, 2009, of our report dated March 31, 2009 on our audit of the consolidated financial statements of Advanced ID Corporation and subsidiaries for the year ended December 31, 2008.



/s/AGCA, Inc.
-------------------------------
AGCA, Incv.

Arcadia, California
July 7, 2009




	See accompanying summary of accounting policies and notes to financial statements.